UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2015  (July 20, 2015)

INTERACTIVE INTELLIGENCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-54450 (Commission File Number)	45-1505676 (IRS Employer Identification No.)

7601 Interactive Way
Indianapolis, IN 46278
(Address of principal executive offices, including zip code)

(317) 872-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2015, Interactive Intelligence Group, Inc. (the "Company") announced the promotions of executives Ashley A. Vukovits and William J. Gildea III, effective August 1, 2015. Ashley A. Vukovits, the current Vice President of Finance, will succeed Stephen R. Head as Chief Financial Officer, Senior Vice President of Administration, Secretary and Treasurer of the Company. William J. Gildea III, the current Chief Performance Officer, will assume the position of Chief Operating Officer of the Company.

Ms. Vukovits, age 45, has served as the Company’s Vice President of Finance since January 2011. Previously, Ms. Vukovits served as Corporate Controller from June 2005 until January 2011 and as Senior Manager of Financial Reporting from July 2003 until June 2005. Ms. Vukovits has also served as the treasurer of the Interactive Intelligence Foundation since its inception in 2010. Prior to joining the Company, Ms. Vukovits held senior finance positions with Union Acceptance Corporation and was an audit professional at KPMG LLP. Ms. Vukovits holds a bachelor’s degree with a double major in accounting and finance from Miami University and is a certified public accountant.
Mr. Gildea, age 48, has served as the Company’s Chief Performance Officer since January 2015. Previously, Mr. Gildea served as Senior Vice President, Corporate Development from January 2013 until January 2015, and prior to that, as the Company’s Vice President, Business Development from March 2008 until January 2013. Prior to joining the Company in 2008, Mr. Gildea was a sell-side financial analyst covering the communications technology industry at Janney Montgomery Scott. Previously he served as an associate analyst as Wachovia Securities. Mr. Gildea began his career as a communications attorney in private practice in Washington, D.C. He holds a Bachelor of Arts from the College of William & Mary, a Juris Doctor from Catholic University and a Master of Business Administration from the University of North Carolina.
On July 20, 2015, the Compensation Committee of the Board of Directors of the Company approved new compensation arrangements with Ms. Vukovits and Mr. Gildea in light of their increased responsibilities. Effective August 1, 2015, Ms. Vukovits' annual base salary will increase to $225,000 and Mr. Gildea's annual base salary will increase to $250,000. The Compensation Committee also approved time-based restricted stock unit awards to be granted to Ms. Vukovits in the amount of $150,000 and to Mr. Gildea in the amount of $90,000 on August 1, 2015 under the Interactive Intelligence Group, Inc. 2006 Equity Incentive Plan, as amended (the "2006 Plan"). The time-based restricted stock units vest in four equal annual installments beginning one year after the grant date.

Ms. Vukovits and Mr. Gildea are also each eligible to receive bonuses under the incentive compensation arrangements described below.

Ms. Vukovits and Mr. Gildea are each eligible for a Gross Profits on Orders Bonus (GPOB). The GPOB is earned and paid quarterly based on actual year-to-date gross profit on orders, which includes annual recurring revenue for new cloud orders plus 60% of the gross profit value of on-premises orders, including first year support, compared to 85% of the target year-to-date gross profit on orders. For the first three quarters of the year, payments will be limited to 100% of the target increase. Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. If the actual annual gross profit on orders equals the annual target gross profit on orders, Ms. Vukovits and Mr. Gildea will earn a bonus of $62,500 and $100,000, respectively, for 2015.

Ms. Vukovits and Mr. Gildea are each eligible for an Operating Cash Flow Bonus (OCFB). The OCFB is earned and paid quarterly based on actual year-to-date cash flow from operations, capital expenditures and capitalized software, net compared to target. To the extent that actual year-to-date capital expenditures plus capitalized software, net exceeds the target year-to-date capital expenditures plus capitalized software, net, the difference shall be deducted from the actual year-to-date cash flow from operations when determining the amount of the OCFB earned. To the extent that actual year-to-date capital expenditures plus capitalized software, net is less than the target year-to-date capital expenditures plus capitalized software, net, the difference shall be added to the actual year-to-date cash flow from operations when determining the amount of the OCFB earned. 50% of the amount of the OCFB will be paid if actual year-to-date cash flow from operations (after adjustment for capital expenditures and capitalized software, net) is $10 million less than the target year-to-date cash flow from operations (after adjustment for capital expenditures and capitalized software, net), and an incrementally greater percent will be earned up to a maximum of 100% of the OCFB in the first three quarters and 150% of the OCFB in the fourth quarter if the actual year-to-date cash flow from operations (after adjustment for capital expenditures and capitalized software, net) equals the target year-to-date cash flow from operations (after adjustment for capital expenditures and capitalized software, net). Payments for the second, third and fourth quarters are calculated based on amounts earned less payments made in prior quarters. If the actual 2015 cash flow from operations (after adjustment for capital expenditures and capitalized software, net) equals the target 2015 cash flow from operations (after adjustment for capital expenditures and capitalized software, net), Ms. Vukovits and Mr. Gildea will earn a bonus of $62,500 and $100,000, respectively for 2015.

A copy of the press release announcing the promotions of Ms. Vukovits and Mr. Gildea is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following item is filed as an exhibit to this current report on Form 8-K:
Exhibit            Description
99.1            Press Release of the Company dated July 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Intelligence Group, Inc. (Registrant)

Date: July 24, 2015	By:	/s/ Stephen R. Head
Stephen R. Head Chief Financial Officer, Senior Vice President of Finance and Administration, Secretary and Treasurer

EXHIBIT INDEX
Exhibit            Description
99.1            Press Release of the Company dated July 23, 2015.